Exhibit 99.1

MoneyLion Announces First Quarter 2024 Results

Record Revenue of $121 Million, Up 29% Year-over-Year

Record GAAP Net Income of $7 Million; Diluted EPS of $0.60

Record Adjusted EBITDA of $23 Million, Representing a 19.4% Adjusted EBITDA Margin

NEW YORK, NY, May 7, 2024 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a leader in financial technology powering the next generation of personalized products, content and marketplace technology, today announced financial results for the first quarter ended March 31, 2024. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“Our results in the first quarter of 2024 reflect MoneyLion’s continued momentum, demonstrating the strength of our business model and highlighting our ongoing commitment to investing in transformative technologies that redefine the way consumers buy financial products,” said Dee Choubey, MoneyLion’s co-founder and Chief Executive Officer. “As we continue to execute on our growth pillars in 2024, we have a lot of exciting opportunities in front of us as we optimize conversion in our massive top-of-funnel. We continue to build towards becoming the ultimate destination for matching consumer needs with the right financial products. We are leading the way with our AI-powered financial product search capabilities, deepening our presence in product verticals in our marketplace, building intuitive developer tools for our enterprise partners and expanding our distribution through strategic partnerships.”

“MoneyLion is off to a great start to 2024. We generated record revenue, record Adjusted EBITDA, and record GAAP net income, and generated $0.60 of diluted EPS, a significant profitability milestone for MoneyLion as we continue to scale. Moreover, our Q1 results exceeded the high end of our guidance range across all metrics. For the second quarter of 2024, we expect revenue of $125 to $130 million and Adjusted EBITDA of $17 to $20 million,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Financial Results(1)

	Three Months Ended March 31,
	2024	2023	% Change
(in thousands)	(unaudited)
Financial Metrics
Total revenues, net	$121,006	$93,669	29%
Net income (loss)	7,075	(9,217)	—
Adjusted EBITDA	23,485	7,296	222%
Adjusted EBITDA margin	19.4%	7.8%	149%

(in millions)
Key Operating Metrics
Total Customers	15.5	7.8	98%
Total Products	25.3	14.7	73%
Total Originations	$717	$506	42%

Total revenues, net increased 29% to $121.0 million for the first quarter of 2024 compared to the first quarter of 2023.

MoneyLion recorded net income of $7.1 million for the first quarter of 2024 versus a net loss of $9.2 million in the first quarter of 2023. Adjusted EBITDA was $23.5 million for the first quarter of 2024 versus $7.3 million in the first quarter of 2023, when adjusted for the following non-operating costs:

	Three Months Ended March 31,
	2024	2023
(in thousands)	(unaudited)
Net income (loss)	$7,075	$(9,217)
Add back:
Interest related to corporate debt	2,795	3,560
Income tax benefit	(389)	(24)
Depreciation and amortization expense	6,212	6,184
Changes in fair value of warrant liability	(81)	149
Change in fair value of contingent consideration from mergers and acquisitions	-	(246)
Stock-based compensation expense	6,497	5,705
Other expenses	1,376	1,185
Adjusted EBITDA	$23,485	$7,296

Customer, Product and Origination Growth

Total Customers grew 98% year-over-year to 15.5 million in the first quarter of 2024. Total Products grew 73% year-over-year to 25.3 million in the first quarter of 2024. Total Originations grew 42% year-over-year to $717 million for the first quarter of 2024.

Q2 2024 Financial Guidance:

For the second quarter of 2024, MoneyLion expects:

●	Total revenues, net of $125 to $130 million, reflecting 17 - 22% growth vs. Q2 2023

●	Adjusted EBITDA of $17 to $20 million, reflecting 13.1 - 16.0% Adjusted EBITDA margin vs. 8.7% in Q2 2023

(1)	Adjusted EBITDA is a non-GAAP measure. Refer to the definition of Adjusted EBITDA in the discussion of non-GAAP financial measures and the accompanying reconciliation below.

Conference Call

MoneyLion will hold a conference call today at 8:30 a.m. ET to discuss its first quarter 2024 results. A live webcast will be available on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion first quarter 2024 earnings call.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay and transcript will be available on the same website.

About MoneyLion

MoneyLion is a leader in financial technology powering the next generation of personalized products, content and marketing technology, with a top consumer finance super app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to give everyone the power to make their best financial decisions. We pride ourselves on serving the many, not the few; providing confidence through guidance, choice, and personalization; and shortening the distance to an informed action. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their finances with our innovative financial products and marketplace - including our full-fledged suite of features to save, borrow, spend, and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,100+ Enterprise Partner network, together in one experience.

MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it.

For more information about MoneyLion, please visit www.moneylion.com. For information about Engine by MoneyLion for enterprise businesses, please visit www.engine.tech. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on X.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion’s ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and its publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; and factors discussed in MoneyLion’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management historically used and uses Adjusted EBITDA for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes presenting Adjusted EBITDA provides relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of calculating Adjusted EBITDA may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of Adjusted EBITDA to assess its financial performance. MoneyLion management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining non-GAAP financial measures. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with MoneyLion’s GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation and certain other expenses that management does not consider in measuring performance.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace loan offer.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace loan offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through our marketplace, it is only counted once for each product type.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period. All originations were originated directly by MoneyLion.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are the providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial service providers and other affiliate partners. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue
Service and subscription revenue	$118,073	$90,741
Net interest income on loan receivables	2,933	2,928
Total revenue, net	121,006	93,669
Operating expenses
Provision for credit losses on consumer receivables	20,230	16,511
Compensation and benefits	24,786	24,408
Marketing	10,866	6,392
Direct costs	31,389	29,802
Professional services	5,766	4,999
Technology-related costs	6,586	6,038
Other operating expenses	10,320	8,995
Total operating expenses	109,943	97,145
Net income (loss) before other (expense) income and income taxes	11,063	(3,476)
Interest expense	(6,817)	(7,511)
Change in fair value of warrant liability	81	(149)
Change in fair value of contingent consideration from mergers and acquisitions	—	246
Other income	2,359	1,649
Net income (loss) before income taxes	6,686	(9,241)
Income tax benefit	(389)	(24)
Net income (loss)	7,075	(9,217)
Accrual of dividends on preferred stock	—	(1,977)
Net income (loss) attributable to common shareholders	$7,075	$(11,194)

Net income (loss) per share, basic	$0.67	$(1.29)
Net income (loss) per share, diluted	$0.60	$(1.29)
Weighted average shares used in computing net income (loss) per share, basic	10,526,417	8,652,218
Weighted average shares used in computing net income (loss) per share, diluted	11,810,917	8,652,218

MONEYLION INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

	March 31,	December 31,
	2024	2023
Assets
Cash	$93,177	$92,195
Restricted cash, including amounts held by variable interest entities (VIEs) of $5,724 and $128	8,725	2,284
Consumer receivables	217,049	208,167
Allowance for credit losses on consumer receivables	(34,303)	(35,329)
Consumer receivables, net, including amounts held by VIEs of $138,185 and $131,283	182,746	172,838
Enterprise receivables, net	17,518	15,978
Property and equipment, net	1,975	1,864
Intangible assets, net	172,375	176,541
Other assets	61,404	53,559
Total assets	$537,920	$515,259
Liabilities and Stockholders’ Equity
Liabilities:
Secured loans, net	$64,408	$64,334
Accounts payable and accrued liabilities	50,043	52,396
Warrant liability	729	810
Other debt, net, including amounts held by VIEs of $129,675 and $125,419	129,675	125,419
Other liabilities	22,607	15,077
Total liabilities	267,462	258,036
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 66,666,666 shares authorized as of March 31, 2024 and December 31, 2023, 10,820,256 and 10,787,923 issued and outstanding, respectively, as of March 31, 2024 and 10,444,627 and 10,412,294 issued and outstanding, respectively, as of December 31, 2023	1	1
Additional paid-in capital	975,801	969,641
Accumulated deficit	(695,644)	(702,719)
Treasury stock at cost, 32,333 shares at March 31, 2024 and December 31, 2023	(9,700)	(9,700)
Total stockholders’ equity	270,458	257,223
Total liabilities and stockholders’ equity	$537,920	$515,259

MONEYLION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollar amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$7,075	$(9,217)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Provision for losses on receivables	20,230	16,511
Depreciation and amortization expense	6,212	6,184
Change in deferred fees and costs, net	356	616
Change in fair value of warrants	(81)	149
Change in fair value of contingent consideration from mergers and acquisitions	—	(246)
Gain on foreign currency translation	(97)	(7)
Stock compensation expense	6,497	5,705
Deferred income taxes	236	(93)
Changes in assets and liabilities:
Accrued interest receivable	(38)	(27)
Enterprise receivables, net	(1,540)	(4,130)
Other assets	(1,364)	(1,250)
Accounts payable and accrued liabilities	(2,256)	(9,805)
Other liabilities	(1,591)	(1,710)
Net cash provided by operating activities	33,639	2,680
Cash flows from investing activities:
Net originations and collections of finance receivables	(27,722)	(19,647)
Purchase of property and equipment and software development	(2,157)	(1,037)
Settlement of contingent consideration related to mergers and acquisitions	—	(350)
Net cash used in investing activities	(29,879)	(21,034)
Cash flows from financing activities:
Net proceeds from (repayments to) special purpose vehicle credit facilities	4,000	(24,000)
Payments related to issuance of common stock related to exercise of stock options and warrants, net of tax withholdings related to vesting of stock-based compensation	(337)	(599)
Net cash provided by (used in) financing activities	3,663	(24,599)
Net change in cash and restricted cash	7,423	(42,953)
Cash and restricted cash, beginning of period	94,479	153,709
Cash and restricted cash, end of period	$101,902	$110,756

MONEYLION INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$7,075	$(9,217)
Add back:
Interest related to corporate debt	2,795	3,560
Income tax benefit	(389)	(24)
Depreciation and amortization expense	6,212	6,184
Changes in fair value of warrant liability	(81)	149
Change in fair value of contingent consideration from mergers and acquisitions	-	(246)
Stock-based compensation expense	6,497	5,705
Other expenses	1,376	1,185
Adjusted EBITDA	$23,485	$7,296

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com